Exhibit 99.1

Omeros Corporation Further Strengthens its Balance Sheet through Series of Financing Transactions Extending Maturity on a Majority of its Outstanding Debt into 2028

 ● $118.1 million, or 55%, of outstanding convertible notes due in 2026 repurchased at approximately 75% of notional value, resulting in $51 million in total debt extinguishment

 ● Repurchase funded from new $67 million secured four-year term loan maturing in June 2028 together with $21 million cash on hand

 ● Credit facility includes $25 million delayed draw term loan conditionally available to fund narsoplimab commercialization

 ● Transactions include no equity component, preventing shareholder dilution, and enable additional debt reduction

SEATTLE — (BUSINESS WIRE) — June 3, 2024 — Omeros Corporation (Nasdaq: OMER) today announced that it has completed a series of strategic financial transactions, further strengthening its balance sheet and extending the maturity profile on a substantial portion of its debt from February 2026 to June 2028, while providing a secure source of capital to support potential commercialization of its lectin pathway inhibitor narsoplimab and flexibility to manage the remaining balance of 2026 convertible notes.

Today, Omeros entered into a Credit and Guaranty Agreement with certain funds managed by Athyrium Capital Management, LP (collectively, “Athyrium”) and certain funds managed by Highbridge Capital Management, LLC (collectively, “Highbridge”) as lenders. The agreement provides for a senior secured term loan facility initially of up to $92.1 million that includes a fully funded initial term loan of $67.1 million as well as a $25.0 million delayed draw term loan. Omeros used the proceeds of the initial term loan and $21.2 million of cash on hand, subject to certain post-closing adjustments, to repurchase $118.1 million aggregate principal amount of Omeros’ existing 5.25% Convertible Senior Notes due February 15, 2026 (the “2026 Notes”) held by Athyrium and Highbridge, representing a total of 55 percent of the outstanding 2026 Notes. The blended repurchase price was 74.75 percent of par value, resulting in $51 million in total debt extinguishment. In addition, the Company retains all potential future value of the capped call purchased in connection with the issuance of the 2026 Convertible Notes covering all shares underlying the original 2026 Notes. Neither the initial term loan nor the delayed draw term loan includes any equity consideration for the lenders, preventing any shareholder dilution as a consequence of these transactions.

The $25.0 million delayed draw term loan may be drawn once in full on or prior to June 3, 2025, conditioned on receipt of approval from the U.S. Food and Drug Administration of narsoplimab in hematopoietic stem cell transplant-associated thrombotic microangiopathy (TA-TMA). Proceeds of the delayed draw term loan, if borrowed, must be used to fund the commercialization of narsoplimab and to pay transaction costs associated with the delayed draw term loan. The initial term loan has no original issue discount; the delayed draw term loan would be issued with an original issue discount of 3.00%.

“We are pleased to partner with Athyrium and Highbridge on these strategic transactions and we appreciate their ongoing commitment to Omeros’ continued success,” said Gregory A. Demopulos, M.D., chairman and chief executive officer of Omeros. “Through these transactions, in addition to strengthening our balance sheet materially, we have extinguished or extended maturity on the bulk of our debt out to mid-2028. Prior to that, we expect not only that narsoplimab will be established in the market but that we will have commercialized OMS906, our MASP-3 inhibitor planned to enter Phase 3 trials later this year, and that our other programs, including OMS527 for addictions and movement disorders and our immuno-oncology platforms, will have markedly advanced and added substantial shareholder value. Consistent with our efforts to protect and grow shareholder value, evidenced through our recent programmatic accomplishments and repurchase of 8 percent of our outstanding common shares, today’s transaction-related achievements required no contribution of Omeros equity, further preventing shareholder dilution.”

After effecting the repurchase of the initial $118.1 million notional-value of 2026 Notes, $97.9 million aggregate principal amount remains outstanding. Under the credit agreement, Omeros retains the flexibility to repurchase additional outstanding 2026 Notes for cash in open market or privately negotiated transactions, subject to certain limitations. Omeros also has the right, until the earlier of November 1, 2025 and the date Omeros elects to draw under the delayed draw term loan, to exchange up to $16.9 million principal amount of outstanding 2026 Notes for cash and additional term loan amounts, with the holders of such notes becoming lenders under the agreement.

The loans accrue interest at a competitive rate of adjusted term SOFR (with a 3.00% floor) plus 8.75% per annum, payable quarterly. The agreement has a four-year term and a scheduled maturity date of June 3, 2028. Omeros will be required to prepay a portion of the loans, plus any applicable premium if, on November 1, 2025, (i) Omeros has not previously made nor delivered notice that it expects to make certain voluntary or mandatory prepayments of at least $20 million in aggregate and (ii) the aggregate principal amount of then outstanding 2026 Notes that are not held by the lenders equals or exceeds $38.5 million.

All indebtedness outstanding under the agreement is guaranteed by certain of Omeros’ subsidiaries, other than certain foreign subsidiaries that are not material. The indebtedness is secured by a first-priority security interest in and lien on substantially all tangible and intangible property of the credit parties, subject to customary exceptions, and excluding royalty interests in OMIDRIA® and certain related rights.

As of March 31, 2024, Omeros had $230.3 million of cash and investments on hand available to support ongoing operations and debt service, which should be sufficient to fund operations and debt service into 2026.

Cantor Fitzgerald LP served as financial advisor and Covington & Burling LLP as legal counsel to Omeros Corporation on the transactions. King & Spalding LLP and Paul Hastings LLP acted as legal counsel to the lenders.

The transactions described in this press release are further described in a Current Report on Form 8-K to be filed today with the U.S. Securities and Exchange Commission.

About Omeros Corporation

Omeros is an innovative biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics for large-market and orphan indications targeting immunologic disorders including complement-mediated diseases, cancers, and addictive and compulsive disorders. Omeros’ lead MASP-2 inhibitor narsoplimab targets the lectin pathway of complement and is the subject of a biologics license application pending before FDA for the treatment of hematopoietic stem cell transplant-associated thrombotic microangiopathy. Omeros’ long-acting MASP-2 inhibitor OMS1029 is currently in a Phase 1 multi-ascending-dose clinical trial. OMS906, Omeros’ inhibitor of MASP-3, the key activator of the alternative pathway of complement, is advancing toward Phase 3 clinical trials for paroxysmal nocturnal hemoglobinuria and complement 3 glomerulopathy. Funded by the National Institute on Drug Abuse, Omeros’ lead phosphodiesterase 7 inhibitor OMS527 is in clinical development for the treatment of cocaine use disorder and, in addition, is being developed as a therapeutic for other addictions as well as for a major complication of treatment for movement disorders. Omeros also is advancing a broad portfolio of novel immuno-oncology programs comprised of two cellular and three molecular platforms. For more information about Omeros and its programs, visit www.omeros.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “look forward to,” “may,” “objective,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “slate,” “target,” “will,” “would” and similar expressions and variations thereof. Forward-looking statements, including regarding the future regulatory status of narsoplimab, anticipated success of our drug development programs and commercialization objectives, forecasts of the sufficiency our capital resources, expectations regarding uses of proceeds of loans, and the potential for future repurchases of 2026 Notes, are based on management’s beliefs and assumptions and on information available to management only as of the date hereof. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, regulatory processes and oversight, market factors, and the risks, uncertainties and other factors described under the heading “Risk Factors” in Omeros’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2024. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the Company assumes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:

Jennifer Cook Williams

Cook Williams Communications, Inc.

Investor and Media Relations

IR@omeros.com